Fund #2AZ, International Capital Opportunities Fund
2/29/04 semiannual report

Because of the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	Putnam Management has agreed to assume certain expenses
incurred by the fund in connection with allegations of improper short-term trading activity. During the funds period ended February 29, 2004, legal, shareholder servicing and communication, audit, and Trustee fees incurred by the fund and assumed by Putnam Management were $32,839.

72DD1 (000s omitted)

Class A 9,677
Class B 3,695
Class C   502

72DD2 (000s omitted)

Class M   204
Class R     0
Class Y 1,126

73A1

Class A 0.290
Class B 0.161
Class C 0.127

73A2

Class M 0.193
Class R 0.265
Class Y 0.339

74U1	 (000s omitted)

Class A 30,749
Class B 22,044
Class C  3,634

74U2	 (000s omitted)

Class M   980
Class R     0
Class Y 3,297

74V1

Class A 20.38
Class B 19.95
Class C 20.20

74V2

Class M 20.19
Class R 20.37
Class Y 20.41